Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Mary Kay Ladone, (224) 948-3371

Clare Trachtman, (224) 948-3085

BAXTER’S FOURTH QUARTER FINANCIAL RESULTS

EXCEED EXPECTATIONS

Company Achieves Record Sales and Earnings For 2014

Performance Sets Solid Foundation for Planned Separation in Mid-2015

DEERFIELD, Ill., January 29, 2015 — Baxter International Inc. (NYSE:BAX) today announced fourth quarter 2014 financial results that exceeded expectations and reported on its progress toward its planned separation into two independent, leading healthcare companies in mid-2015.

For fourth quarter 2014, Baxter reported net income of $953 million and earnings per diluted share of $1.74, compared to net income of $326 million and earnings per diluted share of $0.59 in the same period last year. These results reflect both earnings and an after-tax gain from its recently divested vaccines franchise of $429 million (or $0.78 per diluted share), as well as after-tax special items totaling $209 million (or $0.38 per diluted share) for intangible amortization, costs associated with business development and contingent milestone payments, integration of the company’s acquisition of Gambro AB, and Baxter’s planned separation. Fourth quarter 2013 results included a loss from discontinued operations and after-tax special items, totaling $401 million (or $0.74 per diluted share).

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BAXTER REPORTS 4th QUARTER FINANCIAL RESULTS — Page  2

On an adjusted basis, excluding special items and discontinued operations, Baxter’s fourth quarter income from continuing operations totaled $733 million, or $1.34 per diluted share. These results reflect strong revenue growth across several key franchises, and continued investments in commercial and manufacturing operations, as well as research and development.

Worldwide revenues totaled $4.5 billion and increased 3 percent from prior-year levels (or 7 percent excluding the impact of foreign currency). Sales within the United States totaled $1.9 billion and advanced 6 percent, and international sales of $2.6 billion increased 2 percent (or 7 percent excluding the impact of foreign currency). BioScience revenues of $1.9 billion rose 9 percent from the prior-year period (or 12 percent excluding the impact of foreign currency). Performance was driven by double-digit growth across the company’s broad Hemophilia and BioTherapeutics franchises. Medical Products sales of $2.6 billion were comparable to the prior-year period (or up 3 percent excluding the impact of foreign currency) resulting from strong U.S. performance across intravenous therapies, specialty pharmaceuticals, and products to treat end-stage renal disease.

Full-Year Results

Baxter’s net income totaled $2.5 billion, or $4.56 per diluted share, in 2014. Compared to the prior year, excluding special items and discontinued operations, Baxter’s adjusted income from continuing operations increased 4 percent to $2.7 billion, and earnings per diluted share of $4.90 advanced 4 percent, exceeding the company’s previously issued guidance for the year.

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Baxter’s worldwide revenues in 2014 totaled $16.7 billion and rose 11 percent (or 13 percent excluding the impact of foreign currency). After adjusting both periods for the contribution of Gambro, Baxter’s worldwide sales rose 4 percent (or 5 percent excluding the impact of foreign currency).

Compared to the prior-year period, BioScience sales of $6.7 billion grew 7 percent (or 8 percent excluding the impact of foreign currency), while Medical Products sales of $10 billion advanced 15 percent (or 16 percent excluding the impact from foreign currency). After adjusting both periods for the contribution of Gambro, Medical Products sales increased 2 percent (or 4 percent excluding the impact of foreign currency) on a full-year basis.

During 2014, Baxter generated cash flows from operations of approximately $3.2 billion and invested record levels in research and development and capital improvements. The company’s investments in research and development grew 22 percent to more than $1.4 billion, while capital expenditures increased 24 percent to $1.9 billion, reflecting investments in manufacturing capacity to support future demand and growth opportunities across the company’s global portfolio.

“Throughout 2014, we executed on our financial and strategic priorities while positioning both companies for sustained success with investments to enhance our commercial, operational and scientific capabilities,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “As we chart distinct and unique paths forward as separate global healthcare leaders, we look forward to unlocking value for our shareholders, partners, employees, and the patients and healthcare providers we serve.”

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2014 Highlights

In 2014, Baxter reached a significant milestone in the company’s history with the announcement of plans to create two separate, independent global healthcare companies – one focused on developing and marketing innovative biopharmaceuticals and the other on life-saving medical products. This decision supports Baxter’s evolution and underscores its commitment to ensuring long-term strategic priorities remain aligned with shareholders’ best interests, while creating value for patients, healthcare providers, and other key stakeholders.

Baxter has not only progressed toward the establishment of these new healthcare companies, it is building on a solid foundation with a number of significant achievements, including:

•

Naming of the executive management teams for both companies, unveiling of “Baxalta Incorporated” as the identity for the new biopharmaceutical company, and filing of a preliminary Form 10 with the U.S. Securities and Exchange Commission for Baxalta.

•

Forming a new global innovation and research and development (R&D) center in Cambridge, Mass., for the biopharmaceuticals business, which positions the new company to accelerate innovation by building on its robust pipeline in core areas of expertise, establish and strengthen R&D collaborations with partners in new and emerging biotech areas, and optimize R&D productivity while enhancing patient care globally.

•

Successfully integrating Gambro, which combined with Baxter’s own global leadership in home-based peritoneal dialysis therapy, provides a comprehensive renal portfolio and global array of cross-therapeutic options.

•	Enhancing manufacturing capabilities in Medical Products to support growth in demand for peritoneal dialysis solutions and dialyzers.

•	Advancing innovation through achievement of key clinical and regulatory milestones including U.S. Food and Drug Administration (FDA) approval for:

•	HYQVIA [Immune Globulin Infusion 10% (Human) with Recombinant Human Hyaluronidase]

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•	RIXUBIS [Coagulation Factor IX (Recombinant)] for routine prophylactic treatment, control and prevention of bleeding episodes, and perioperative management in children with hemophilia B

•

OBIZUR [Antihemophilic Factor (Recombinant), Porcine Sequence] for the treatment of bleeding episodes in adults with acquired hemophilia A, a very rare and potentially life-threatening acute bleeding disorder

•	510(k) clearance for the next-generation SIGMA Spectrum Infusion Pump with Master Drug Library

•

Submitting biologics license applications to the FDA for the approval of BAX 855, an investigational, extended half-life recombinant factor VIII (rFVIII) treatment for hemophilia A based on ADVATE [Antihemophilic Factor (Recombinant)], and BAX111, the first highly purified recombinant von Willebrand Factor (rVWF), as a treatment for patients with von Willebrand disease, the most common type of inherited bleeding disorder.

•

Augmenting capabilities in key therapeutic areas through new partnerships, collaborations and acquisitions, including new relationships with Rockwell Medical and Merrimack Pharmaceuticals, and the acquisitions of AesRx, Chatham Therapeutics and ICNet.

•

Delivering significant value to shareholders through increased dividends and continued share repurchases. Baxter raised its dividend for the eighth consecutive year in 2014 and returned more than $1.6 billion to shareholders.

Outlook for First Quarter 2015

Baxter also announced today its outlook for the first quarter 2015. For the first quarter of 2015, the company expects sales growth of approximately 2 to 3 percent, excluding the impact of foreign currency. Including the impact of foreign currency, the company expects sales to decline approximately 3 to 4 percent. Baxter also expects earnings from continuing operations, before special items, of $0.85 to $0.90 per diluted share, which reflects traditional seasonality, the impact of foreign currency, increased generic competition, and additional manufacturing and operational costs which are expected to be most pronounced in the first

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quarter of 2015. The first quarter 2015 earnings guidance excludes approximately $0.09 per diluted share of projected intangible amortization expense. Reconciling for the inclusion of intangible asset amortization results in GAAP (Generally Accepted Accounting Principles) earnings of $0.76 to $0.81 per diluted share, before other special items, for the quarter.

With the separation of the two companies anticipated to occur mid-2015, company executives will be providing investors an in-depth overview of both companies’ long-term, strategic outlook and financial guidance, on May 18, 2015 for Baxter International Inc., and on May 19, 2015 for Baxalta Incorporated. A webcast of Baxter’s fourth quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on January 29, 2015. Please visit www.baxter.com for more information regarding these upcoming investor events and webcasts.

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

This release includes forward-looking statements concerning the company’s financial results, business development activities, R&D pipeline, outlook for first quarter 2015, and the planned separation of Baxter’s biopharmaceutical and medical products businesses. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; future actions of regulatory bodies and other governmental authorities, including the FDA and

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foreign counterparts; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; U.S. healthcare reform and other global austerity measures; reimbursement and rebate policies of government agencies and private payers; product development risks; the ability to successfully separate the biopharmaceutical and medical products businesses on the terms or timeline currently contemplated, if at all, and achieve the intended results; accurate identification of business development and R&D opportunities and realization of anticipated benefits; timely submission and approval of regulatory filings; inventory reductions or fluctuations in buying patterns; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of global economic conditions on Baxter and its customers, including foreign governments; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.

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BAXTER — PAGE  8

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended December 31, 2014 and 2013

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended December 31,
	2014		2013		Change

NET SALES	$ 4,472		$ 4,322		3%

COST OF SALES	2,248		2,326		(3%	)

GROSS MARGIN	2,224		1,996		11%

% of Net Sales	49.7%		46.2%		3.5 pts

MARKETING AND ADMINISTRATIVE EXPENSES	1,091		1,054		4%
% of Net Sales	24.4%		24.4%		0 pts

RESEARCH AND DEVELOPMENT EXPENSES	335		396		(15%	)
% of Net Sales	7.5%		9.2%		(1.7 pts	)

NET INTEREST EXPENSE	29		41		(29%	)

OTHER EXPENSE (INCOME), NET	171		(19)		N/M

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	598		524		14%

INCOME TAX EXPENSE	74		115		(36%	)

% of Income from Continuing Operations before Income Taxes	12.4%		21.9%		(9.5 pts	)

INCOME FROM CONTINUING OPERATIONS	524		409		28%

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX A	429		(83)		N/M

NET INCOME	$ 953		$ 326		192%

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$ 0.97		$ 0.75		29%

Diluted	$ 0.96		$ 0.74		30%

INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$ 0.79		$ (0.15)		N/M

Diluted	$ 0.78		$ (0.15)		N/M

NET INCOME PER COMMON SHARE
Basic	$ 1.76		$ 0.60		193%

Diluted	$ 1.74		$ 0.59		195%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	542		543
Diluted	547		548

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 922	B	$ 941	B	(2%	)

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 733	B	$ 720	B	2%

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 1.34	B	$ 1.31	B	2%

A	Operating results from the company’s vaccines franchise are classified as discontinued operations for all periods presented.

B	Refer to page 9 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

BAXTER — PAGE  9

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended December 31, 2014 and 2013

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended December 31, 2014 and 2013 included special items which impacted the GAAP measures as follows:

	Three Months Ended December 31,
	2014	2013	Change

Gross Margin	$ 2,224	$ 1,996	11%
Intangible asset amortization expense [1]	49	46
Gambro acquisition and integration items [2]	—	47
Business optimization items [3]	2	72
Product-related items [4]	(25)	17
Separation-related costs [5]	1	—

Adjusted Gross Margin	$ 2,251	$ 2,178	3%

% of Net Sales	50.3%	50.4%	(0.1 pts	)

Marketing and Administrative Expenses	$ 1,091	$ 1,054	4%
Gambro acquisition and integration items [2]	(36)	(42)
Business optimization items [3]	(5)	(81)
Separation-related costs [5]	(80)	—

Adjusted Marketing and Administrative Expenses	$ 970	$ 931	4%

% of Net Sales	21.7%	21.5%	0.2 pts

Research and Development Expenses	$ 335	$ 396	(15%	)
Business development items [6]	(19)	(78)
Business optimization items [3]	4	(29)
Separation-related costs [5]	(15)	—

Adjusted Research and Development Expenses	$ 305	$ 289	6%

% of Net Sales	6.8%	6.7%	0.1 pts

Other Expense (Income), Net	$ 171	$ (19)	N/M
Reserve items and adjustments [7]	(95)	—
Gambro acquisition and integration items [2]	(6)	(5)
Business development items [6]	(45)	—

Adjusted Other Expense (Income), Net	$ 25	$ (24)	N/M

Pre-Tax Income from Continuing Operations	$ 598	$ 524	14%
Impact of special items	324	417

Adjusted Pre-Tax Income from Continuing Operations	$ 922	$ 941	(2%	)

Income Tax Expense	$ 74	$ 115	(36%	)
Impact of special items	115	106

Adjusted Income Tax Expense	$ 189	$ 221	(14%	)

% of Adjusted Pre-Tax Income from Continuing Operations	20.5%	23.5%	(3 pts	)

Income from Continuing Operations	$ 524	$ 409	28%
Impact of special items	209	311

Adjusted Income from Continuing Operations	$ 733	$ 720	2%

Adjusted Income from Discontinued Operations [8]	12	7

Adjusted Net Income	$ 745	$ 727	2%

Diluted EPS from Continuing Operations	$ 0.96	$ 0.74	30%
Impact of special items	0.38	0.57

Adjusted Diluted EPS from Continuing Operations	$ 1.34	$ 1.31	2%

Adjusted Diluted EPS from Discontinued Operations	0.02	0.02

Adjusted Diluted EPS	$ 1.36	$ 1.33	2%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	547	548

[1]

Effective January 1, 2014, Baxter has updated its non-GAAP measures above to exclude intangible asset amortization expense. Prior period non-GAAP measures have been revised to reflect the updated measures. Intangible asset amortization expense totaled $49 million ($39 million, or $0.08 per diluted share, on an after-tax basis) and $46 million ($35 million, or $0.07 per diluted share, on an after-tax basis) in 2014 and 2013, respectively.

[2]

The company’s results in 2014 included total charges of $42 million ($28 million, or $0.05 per diluted share, on an after-tax basis) primarily related to the integration of Gambro AB (Gambro). The company’s results in 2013 included total charges of $94 million ($79 million, or $0.14 per diluted share, on an after-tax basis) primarily related to the acquisition and integration of Gambro.

[3]

The company’s results in 2014 included a net charge of $3 million ($2 million, or $0.00 per diluted share, on an after-tax basis) primarily related to business optimization charges of $30 million, partially offset by an adjustment of $27 million to a previous business optimization reserve that is no longer probable of being utilized. The company’s results in 2013 included business optimization charges of $182 million ($122 million, or $0.22 per diluted share, on an after-tax basis).

[4]

The company’s results in 2014 included a benefit of $25 million ($25 million, or $0.05 per diluted share, on an after-tax basis) for an adjustment to the COLLEAGUE infusion pump reserves. The company’s results in 2013 included total charges of $17 million ($10 million, or $0.02 per diluted share, on an after-tax basis) primarily related to remediation efforts associated with modifications to the SIGMA Spectrum Infusion Pump in conjunction with re-filing for 510(k) clearance.

[5]

The company’s results in 2014 included separation-related costs of $96 million ($67 million, or $0.12 per diluted share, on an after-tax basis) for the planned separation of Baxter’s biopharmaceutical and medical products businesses.

[6]

The company’s results in 2014 included total charges of $64 million ($54 million, or $0.10 per diluted share, on an after-tax basis) resulting from $19 million in milestone payments associated with the company’s collaboration arrangements as well as a $45 million other-than-temporary impairment loss related to Baxter’s holdings in the common stock of one of its collaboration partners. The company’s results in 2013 included total charges of $78 million ($65 million, or $0.12 per diluted share, on an after-tax basis) primarily related to upfront and milestone payments associated with the company’s collaboration arrangements.

[7]

The company’s results in 2014 included total charges of $95 million ($44 million, or $0.08 per diluted share, on an after-tax basis) resulting from an $80 million increase in the estimated fair value of acquisition-related contingent payment liabilities as well as $15 million related to tax reserves in Turkey.

[8]

The company’s results in 2014 included an after-tax gain of $417 million ($0.76 per diluted share) on the sale of the commercial vaccines business. The company’s results in 2013 included after-tax business optimization charges of $90 million ($0.17 per diluted share).

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  10

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Twelve Months Ended December 31, 2014 and 2013

(unaudited)

(in millions, except per share and percentage data)

	Twelve Months Ended December 31,
	2014		2013		Change

NET SALES	$ 16,671		$ 14,967		11%

COST OF SALES	8,514		7,495		14%

GROSS MARGIN	8,157		7,472		9%

% of Net Sales	48.9%		49.9%		(1 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	4,029		3,642		11%
% of Net Sales	24.2%		24.3%		(0.1 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	1,421		1,165		22%
% of Net Sales	8.5%		7.8%		0.7 pts

NET INTEREST EXPENSE	145		128		13%

OTHER EXPENSE (INCOME), NET	123		(9)		N/M

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,439		2,546		(4%	)

INCOME TAX EXPENSE	493		534		(8%	)

% of Income from Continuing Operations before Income Taxes	20.2%		21.0%		(0.8 pts	)

INCOME FROM CONTINUING OPERATIONS	1,946		2,012		(3%	)

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX A	551		0		N/M

NET INCOME	$ 2,497		$ 2,012		24%

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$ 3.59		$ 3.70		(3%	)

Diluted	$ 3.56		$ 3.66		(3%	)

INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$ 1.02		$ 0.00		N/M

Diluted	$ 1.00		$ 0.00		N/M

NET INCOME PER COMMON SHARE
Basic	$ 4.61		$ 3.70		25%

Diluted	$ 4.56		$ 3.66		25%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	542		543
Diluted	547		549

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 3,427	B	$ 3,319	B	3%

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 2,683	B	$ 2,577	B	4%

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 4.90	B	$ 4.69	B	4%

A	Operating results from the company’s vaccines franchise are classified as discontinued operations for all periods presented.

B	Refer to page 11 for a description of the adjustments and a reconciliation to GAAP measures.

BAXTER — PAGE  11

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Twelve Months Ended December 31, 2014 and 2013

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the twelve months ended December 31, 2014 and 2013 included special items which impacted the GAAP measures as follows:

	Twelve Months Ended December 31,
	2014	2013	Change

Gross Margin	$ 8,157	$ 7,472	9%
Intangible asset amortization expense [1]	184	129
Business optimization items [2]	(8)	52
Product-related items [3]	64	17
Gambro acquisition and integration items [4]	—	63
Separation-related costs [5]	2	—

Adjusted Gross Margin	$ 8,399	$ 7,733	9%

% of Net Sales	50.4%	51.7%	(1.3 pts	)

Marketing and Administrative Expenses	$ 4,029	$ 3,642	11%
Reserve items and adjustments [6]	10	(124)
Branded Prescription Drug Fee [7]	(29)	—
Business optimization items [2]	(2)	(81)
Product-related items [3]	(4)	—
Gambro acquisition and integration items [4]	(119)	(115)
Separation-related costs [5]	(150)	—

Adjusted Marketing and Administrative Expenses	$ 3,735	$ 3,322	12%

% of Net Sales	22.4%	22.2%	0.2 pts

Research and Development Expenses	$ 1,421	$ 1,165	22%
Business development items [8]	(217)	(103)
Business optimization items [2]	(25)	(47)
Separation-related costs [5]	(15)	—

Adjusted Research and Development Expenses	$ 1,164	$ 1,015	15%

% of Net Sales	7.0%	6.8%	0.2 pts

Other Expense (Income), Net	$ 123	$(9)	N/M
Gambro acquisition and integration items [4]	(25)	(77)
Reserve items and adjustments [6]	(125)	35
Business development items [8]	(45)	—

Adjusted Other Income, Net	$ (72)	$ (51)	N/M

Pre-Tax Income from Continuing Operations	$ 2,439	$ 2,546	(4%	)
Impact of special items	988	773

Adjusted Pre-Tax Income from Continuing Operations	$ 3,427	$ 3,319	3%

Income Tax Expense	$ 493	$ 534	(8%	)
Impact of special items	251	208

Adjusted Income Tax Expense	$ 744	$ 742	0%

% of Adjusted Pre-Tax Income from Continuing Operations	21.7%	22.4%	(0.7 pts	)

Income from Continuing Operations	$ 1,946	$ 2,012	(3%	)
Impact of special items	737	565

Adjusted Income from Continuing Operations	$ 2,683	$ 2,577	4%

Adjusted Income from Discontinued Operations [9]	147	91

Adjusted Net Income	$ 2,830	$ 2,668	6%

Diluted EPS from Continuing Operations	$ 3.56	$ 3.66	(3%	)
Impact of special items	1.34	1.03

Adjusted Diluted EPS from Continuing Operations	$ 4.90	$ 4.69	4%

Adjusted Diluted EPS from Discontinued Operations	0.27	0.17

Adjusted Diluted EPS	$ 5.17	$ 4.86	6%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	547	549

[1]

Effective January 1, 2014, Baxter has updated its non-GAAP measures above to exclude intangible asset amortization expense. Prior period non-GAAP measures have been revised to reflect the updated measures. Intangible asset amortization expense totaled $184 million ($144 million, or $0.26 per diluted share, on an after-tax basis) and $129 million ($100 million, or $0.19 per diluted share, on an after-tax basis) in 2014 and 2013, respectively.

[2]

The company’s results in 2014 included a net charge of $19 million ($19 million, or $0.03 per diluted share, on an after-tax basis) primarily related to business optimization charges of $83 million, partially offset by adjustments of $64 million to previous business optimization reserves that are no longer probable of being utilized. The company’s results in 2013 included a net charge of $180 million ($122 million, or $0.22 per diluted share, on an after-tax basis) primarily related to business optimization charges of $200 million, partially offset by an adjustment of $20 million to a previous business optimization reserve that is no longer probable of being utilized.

[3]

The company’s results in 2014 included a net charge of $68 million ($33 million, or $0.06 per diluted share, on an after-tax basis) resulting from total charges of $93 million for SIGMA Spectrum Infusion Pump product remediation efforts, partially offset by a benefit of $25 million for an adjustment to the COLLEAGUE infusion pump reserves. The company’s results in 2013 included total charges of $17 million ($10 million, or $0.02 per diluted share, on an after-tax basis) primarily related to remediation efforts associated with modifications to the SIGMA Spectrum Infusion Pump in conjunction with re-filing for 510(k) clearance.

[4]

The company’s results in 2014 included total charges of $144 million ($103 million, or $0.19 per diluted share, on an after-tax basis) primarily related to the integration of Gambro. The company’s results in 2013 included total charges of $255 million ($197 million, or $0.35 per diluted share, on an after-tax basis) primarily related to the acquisition and integration of Gambro and losses from the derivative instruments used to hedge the anticipated foreign currency cash outflows for the planned acquisition of Gambro.

[5]

The company’s results in 2014 included separation-related costs of $167 million ($134 million, or $0.25 per diluted share, on an after-tax basis) for the planned separation of Baxter’s biopharmaceutical and medical products businesses.

[6]

The company’s results in 2014 included a net expense of $115 million ($61 million, or $0.11 per diluted share, on an after-tax basis) primarily related to a $124 million increase in the estimated fair value of acquisition-related contingent payment liabilities, partially offset by $9 million in third-party recoveries and reversals of prior tax and legal reserves. The company’s results in 2013 included a net expense of $89 million ($54 million, or $0.10 per diluted share, on an after-tax basis) related to tax and legal reserves associated with VAT matters in Turkey and existing class-action and other related litigation.

[7]

The company’s results in 2014 included a charge of $29 million ($29 million, or $0.05 per diluted share, on an after-tax basis) to account for an additional year of the Branded Prescription Drug Fee in accordance with final regulations issued in the third quarter by the Internal Revenue Service.

[8]

The company’s results in 2014 included total charges of $262 million ($214 million, or $0.39 per diluted share, on an after-tax basis) resulting from $217 million in upfront and milestone payments associated with the company’s collaboration arrangements as well as a $45 million other-than-temporary impairment loss related to Baxter’s holdings in the common stock of one of its collaboration partners. The company’s results in 2013 included total charges of $103 million ($82 million, or $0.15 per diluted share, on an after-tax basis) primarily related to upfront and milestone payments associated with the company’s collaboration arrangements.

[9]

The company’s results in 2014 included an after-tax gain of $417 million ($0.76 per diluted share) on the sale of the commercial vaccines business as well as total after-tax charges of $13 million ($0.02 per diluted share) for business optimization, transaction-related costs and intangible asset amortization expense. The company’s results in 2013 included total after-tax charges of $91 million ($0.17 per diluted share) for business optimization and intangible asset amortization expense.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  12

BAXTER INTERNATIONAL INC.

Cash Flows from Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Operations A
(Brackets denote cash outflows)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014		2013		2014		2013

Net income	$ 953		$ 326		$2,497		$2,012
Adjustments
Depreciation and amortization	258		250		1,005		823
Deferred income taxes	(113)		(309)		(78)		(224)
Stock compensation	44		39		159		150
Realized excess tax benefits from stock issued under employee benefit plans	(3)		(2)		(24)		(34)
Business optimization charges	3		282		27		282
Net periodic pension benefit and OPEB costs	64		99		275		381
Infusion pump and other product-related charges	—		17		93		17
Losses (gains) related to contingent payment liabilities	80		(8)		122		(17)
Gain on sale of discontinued operations	(466)		—		(466)		—
Other	94		43		269		54
Changes in balance sheet items
Accounts and other current receivables, net	(90)		(106)		(125)		(36)
Inventories	29		101		(439)		(311)
Accounts payable and accrued liabilities	342		385		188		329
Business optimization and infusion pump payments	(43)		(44)		(161)		(125)
Other	(9)		10		(127)		(103)

Cash flows from operations A	$1,143		$1,083		$3,215		$3,198

Changes in Net Debt
Increase (decrease)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014		2013		2014		2013

Net debt, beginning of period B	$ 7,190		$ 6,690		$ 6,433		$ 2,660

Cash flows from operations	(1,143)		(1,083)		(3,215)		(3,198)
Capital expenditures	573		488		1,898		1,525
Dividends	282		266		1,095		1,023
Proceeds from stock issued under employee benefit plans	(46)		(38)		(345)		(474)
Purchases of treasury stock	50		50		550		913
Acquisitions and investments	86		79		409		3,851	C
Divestitures and other investing activities	(662)		—		(765)		(14)
Payment of assumed Gambro debt	—		—		—		221
Finance lease obligation	—		—		263		—
Other, including the effect of exchange rate changes	50		(19)		57		(74)
(Decrease) increase in net debt	(810)		(257)		(53)		3,773

Net debt, December 31 B	$ 6,380		$ 6,433		$ 6,380		$ 6,433

Key statistics, December 31:
Days sales outstanding	52.0	D	55.9	D	52.0	D	55.9	D
Inventory turns	2.4		2.7		2.4		2.7

A	The company’s cash flows from operations include both continuing and discontinued operations.

B	Net debt is a non-GAAP measure, refer to page 13 for a description of net debt and a reconciliation to GAAP measures.

C	Acquisitions and investments in 2013 includes $3.6 billion for the third quarter 2013 acquisition of Gambro (net of cash acquired).

D	Includes the impact from the acquisition of Gambro. Excluding Gambro, the company’s days sales outstanding was 50.1 and 52.5 days as of December 31, 2014 and 2013, respectively.

BAXTER — PAGE  13

BAXTER INTERNATIONAL INC.

Total Debt to Net Debt Reconciliation

(unaudited)

($ in millions)

Total Debt to Net Debt Reconciliation A
	December 31,	September 30,	December 31,	September 30,	December 31,
	2014	2014	2013	2013	2012

Short-term debt	$ 913	$ 392	$ 181	$ 42	$ 27
Current maturities of long-term debt and lease obligations	786	1,123	859	372	323
Long-term debt and lease obligations	7,606	7,753	8,126	8,652	5,580
Total debt	9,305	9,268	9,166	9,066	5,930
Less: Cash and equivalents	(2,925)	(2,078)	(2,733)	(2,376)	(3,270)

Total net debt	$ 6,380	$ 7,190	$ 6,433	$ 6,690	$ 2,660

A

Net debt represents the difference between total debt (defined as short-term debt, current maturities of long-term debt and lease obligations, and long-term debt and lease obligations as presented on the company’s consolidated balance sheets) and cash and equivalents.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  14

BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending December 31, 2014 and 2013

(unaudited)

($ in millions)

	Q4 2014	Q4 2013	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2014	YTD 2013	% Growth @ Actual Rates	% Growth @ Constant Rates

BioScience
United States	$ 951	$ 891	7%		7%		$ 3,435	$ 3,270	5%	5%
International	929	839	11%		18%		3,264	3,002	9%	11%
Total BioScience	$1,880	$1,730	9%		12%		$ 6,699	$ 6,272	7%	8%
Vaccines	34	46	(26%	)	(22%	)	301	292	3%	2%
Total BioScience including Vaccines [1]	$1,914	$1,776	8%		11%		$ 7,000	$ 6,564	7%	8%

Medical Products
United States	$ 936	$ 890	5%		5%		$ 3,580	$ 3,174	13%	13%
International	1,656	1,702	(3%	)	2%		6,392	5,521	16%	18%
Total Medical Products [2]	$2,592	$2,592	0%		3%		$ 9,972	$ 8,695	15%	16%

Baxter International Inc.
United States	$1,887	$1,781	6%		6%		$ 7,015	$ 6,444	9%	9%
International	2,585	2,541	2%		7%		9,656	8,523	13%	16%
Total Baxter [2]	$4,472	$4,322	3%		7%		$16,671	$14,967	11%	13%

Total Baxter including Vaccines [1]	$4,506	$4,368	3%		6%		$16,972	$15,259	11%	12%

[1]	Net sales from the company’s vaccines franchise are classified as discontinued operations for all periods presented.

[2]

Includes Gambro net sales of $1.6 billion for the year ended December 31, 2014 compared to $513 million for the year ended December 31, 2013 since the acquisition in September 2013. Medical Products net sales excluding Gambro grew 2% at actual rates and 4% constant rates during the year ended December 31, 2014. Total Baxter net sales excluding Gambro grew 4% at actual rates and 5% at constant rates during the year ended December 31, 2014.

BAXTER — PAGE  15

BAXTER INTERNATIONAL INC.

Sales by Franchise

Periods Ending December 31, 2014 and 2013

(unaudited)

($ in millions)

	Q4 2014	Q4 2013	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2014	YTD 2013	% Growth @ Actual Rates	% Growth @ Constant Rates

BioScience
Hemophilia	$1,055	$ 972	9%		13%		$ 3,728	$ 3,437	8%	10%
BioTherapeutics	628	564	11%		14%		2,224	2,118	5%	6%
BioSurgery	197	194	2%		4%		747	717	4%	4%
Total BioScience	$1,880	$1,730	9%		12%		$ 6,699	$ 6,272	7%	8%
Vaccines	34	46	(26%	)	(22%	)	301	292	3%	2%
Total BioScience including Vaccines [1]	$1,914	$1,776	8%		11%		$ 7,000	$ 6,564	7%	8%

Medical Products
Fluid Systems	$ 822	$ 819	0%		2%		$ 3,222	$ 3,106	4%	4%
Renal [2]	1,082	1,099	(2%	)	3%		4,172	3,089	35%	38%
Specialty Pharmaceuticals	417	407	2%		6%		1,574	1,508	4%	5%
BioPharma Solutions	271	267	1%		4%		1,004	992	1%	2%
Total Medical Products	$2,592	$2,592	0%		3%		$ 9,972	$ 8,695	15%	16%

Total Baxter	$4,472	$4,322	3%		7%		$16,671	$14,967	11%	13%

Total Baxter including Vaccines [1]	$4,506	$4,368	3%		6%		$16,972	$15,259	11%	12%

[1]	Net sales from the company’s vaccines franchise are classified as discontinued operations for all periods presented.

[2]

Consists of PD and HD therapies, and includes Gambro net sales of $1.6 billion for the year ended December 31, 2014 compared to $513 million for the year ended December 31, 2013 since the acquisition in September 2013. Renal sales excluding Gambro remained flat at actual rates and grew 2% at constant rates during the year ended December 31, 2014.

BAXTER — PAGE  16

BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International

Three-Month Periods Ending December 31, 2014 and 2013

(unaudited)

($ in millions)

	Q4 2014			Q4 2013			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International		Total

BioScience
Hemophilia	$ 411	$ 644	$1,055	$ 382	$ 590	$ 972	8%	9%		9%
BioTherapeutics	428	200	628	400	164	564	7%	22%		11%
BioSurgery	112	85	197	109	85	194	3%	0%		2%
Total BioScience	$ 951	$ 929	$1,880	$ 891	$ 839	$1,730	7%	11%		9%
Vaccines	—	34	34	—	46	46	N/M	(26%	)	(26%	)
Total BioScience including Vaccines [1]	$ 951	$ 963	$1,914	$ 891	$ 885	$1,776	7%	9%		8%

Medical Products
Fluid Systems	$ 445	$ 377	$ 822	$ 435	$ 384	$ 819	2%	(2%	)	0%
Renal	195	887	1,082	178	921	1,099	10%	(4%	)	(2%	)
Specialty Pharmaceuticals	185	232	417	176	231	407	5%	0%		2%
BioPharma Solutions	111	160	271	101	166	267	10%	(4%	)	1%
Total Medical Products	$ 936	$1,656	$2,592	$ 890	$1,702	$2,592	5%	(3%	)	0%

Total Baxter	$1,887	$2,585	$4,472	$1,781	$2,541	$4,322	6%	2%		3%

Total Baxter including Vaccines [1]	$1,887	$2,619	$4,506	$1,781	$2,587	$4,368	6%	1%		3%

[1]	Net sales from the company’s vaccines franchise are classified as discontinued operations for all periods presented.